Exhibit 99.1

NEWS RELEASE - for immediate release

Alexza Pharmaceuticals Receives Positive

Nasdaq Listing Determination

Mountain View, California, March 9, 2016 - Alexza Pharmaceuticals, Inc. (Nasdaq: ALXA, “Alexza,” or the “Company”) announced today that on March 7, 2016 the Nasdaq Listing Qualifications Panel (the “Panel”) issued a determination granting the Company’s request for the continued listing of its common stock on The Nasdaq Capital Market (“Nasdaq”). The Company’s continued listing on Nasdaq is subject to, among other things, the Company evidencing compliance with the minimum $35 million market value of listed securities requirement by June 14, 2016. In order to satisfy the market value of listed securities requirement, the Company must evidence a market capitalization of at least $35 million for a minimum of 10 consecutive business days on or before June 14, 2016. Alexza also remains subject to the 180-day period within which to evidence compliance with the minimum $1.00 bid price requirement, which does not expire until July 18, 2016. The Company is taking definitive steps to timely evidence compliance with the terms of the Panel’s decision; however, there can be no assurance that it will be able to do so.

About Alexza Pharmaceuticals, Inc.

Alexza Pharmaceuticals is focused on the research, development, and commercialization of novel, proprietary products for the acute treatment of central nervous system conditions. Alexza’s products and development pipeline are based on the Staccato® system, a hand-held inhaler designed to deliver a pure drug aerosol to the deep lung, providing rapid systemic delivery and therapeutic onset, in a simple, non-invasive manner. Active pipeline product candidates include AZ-002 (Staccato alprazolam) for the management of epilepsy in patients with acute repetitive seizures and AZ-007 (Staccato zaleplon) for the treatment of patients with middle of the night insomnia.

ADASUVE® is Alexza’s first commercial product and is currently available in 20 countries. The product is approved for sale by the U.S. Food and Drug Administration, the European Commission and in several Latin American countries. Grupo Ferrer Internacional SA is Alexza’s commercial partner for ADASUVE in Europe, Latin America, the Commonwealth of Independent States countries, the Middle East and North Africa countries, Korea, Philippines and Thailand.

ADASUVE® and Staccato® are registered trademarks of Alexza Pharmaceuticals, Inc. For more information about Alexza, the Staccato system technology or the Company’s development programs, please visit www.alexza.com.

Safe Harbor Statement

This news release contains forward-looking statements that involve significant risks and uncertainties. Any statement describing the Company’s expectations or beliefs is a forward-looking statement, as defined in the Private Securities Litigation Reform Act of 1995, and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties, particularly those inherent in the process of developing and commercializing drugs, including the adequacy of the Company’s capital to support the Company’s operations, the ability of Alexza and Ferrer to effectively and profitably commercialize ADASUVE, Alexza’s ability to secure a new U.S. commercial partner for ADASUVE and the terms of any such partnership, estimated product revenues and royalties associated with the sale of ADASUVE, and the Company’s ability to raise additional funds and the potential terms of such potential financings. The Company’s forward-looking statements also involve assumptions that, if they prove incorrect, would cause its results to differ materially from those expressed or implied by such forward-looking statements. These and other risks concerning Alexza’s business are described in additional detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and the Company’s other Periodic and Current Reports filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACT:	Thomas B. King

President and CEO

650.944.7900 (investor / media questions)

investor.info@alexza.com